Exhibit 3.7

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

The undersigned, Edward Y. Kim, hereby certifies that:

1. He is the sole incorporator of Gamma Acquisition Corporation, a Delaware corporation.

2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on October 25,1996.

3. The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

“ARTICLE I

The name of the corporation is Aspect Telecommunications International Corporation (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 15 E. North Street, Dover, County of Kent. The name of its registered agent at such address is Incorporating Services, Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The aggregate number of shares which this Corporation shall have authority to issue is one thousand (1,000) shares of capital stock all of which shall be designated “Common Stock” and have a par value of $1.00 per share.

ARTICLE V

The Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation, but the stockholders may make additional Bylaws and may alter or repeal any Bylaw whether adopted by them or otherwise.

ARTICLE VI

Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

ARTICLE VII

(A) To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(B) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

(C) Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Corporation’s Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.”

*    *    *

The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by this corporation’s sole incorporator in accordance with the applicable provisions of Section 241 of the General Corporation Law of the State of Delaware, This corporation has not received any payment for any of its stock and no directors have been elected by this corporation’s sole incorporator.

Executed at Menlo Park, California on December 4,1996.

/s/ Edward Y. Kim
Edward Y. Kim, Incorporator

State of Delaware Secretary of State Division of Corporations Delivered 03:23 PM 08/17/2009 FILED 02:50 PM 08/17/2009 SRV 090784074 – 2677139 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

State ID# 2677139

The Board of Directors of ASPECT TELECOMMUNICATIONS INTERNATIONAL CORPORATION a Delaware Corporation, on this 17th day of August, A.D. 2009, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 2711 Centerville Road, Suite 400 Street, in the City of Wilmington, DE, County of New Castle Zip Code 19808.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is Corporation Service Company

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 17th day of August, A.D., 2009.

By:	/s/ Michael J. Provenzano
Authorized Officer

Name:	Michael J. Provenzano

Title:	President